                                                                    EXHIBIT 10.3

               SECOND AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

         THIS SECOND AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (the "Pledge Agreement") is made as of December 16, 2002, by and between FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business in Omaha, Nebraska as agent ("FNB-O" or the "Agent") for itself, LASALLE BANK NATIONAL ASSOCIATION, M& I MARSHALL & ILSLEY BANK and such additional Revolving Lenders as may from time to time enter the Second Amended and Restated Revolving Credit Agreement (the "Revolving Credit Agreement"), dated as of December 16, 2002, as amended from time to time (collectively, the "Revolving Lenders"), and AMERITRADE ONLINE HOLDINGS CORP., formerly Ameritrade Holding Corporation (the "Guarantor"). All terms not defined in this Pledge Agreement shall have their respective meanings as set forth in the Revolving Credit Agreement.

                                   WITNESSETH:

         WHEREAS, the Guarantor and the Agent are parties to an Amended and Restated Stock Pledge Agreement, dated as of December 28, 2001, as amended as of July 11, 2002 (the "Existing Pledge Agreement");

         WHEREAS, the Agent, the Revolving Lenders and Ameritrade Holding Corporation, formerly Arrow Stock Holding Corporation (the "Borrower"), are parties to the Revolving Credit Agreement;

         WHEREAS, in order to induce the Revolving Lenders to make extensions of credit to the Borrower and in order to secure the Borrower's obligations due to the Revolving Lenders under the Revolving Credit Agreement, and under the Notes given in connection therewith, the Guarantor, a Subsidiary of the Borrower, has agreed to act as guarantor of the Borrower's obligations under the Revolving Credit Agreement pursuant to a Guaranty Agreement, dated as of the date hereof, between the Guarantor and the Agent, as agent for the Revolving Lenders (the "Guaranty Agreement");

         WHEREAS, the Guarantor and the Revolving Lenders wish to amend and restate the Existing Pledge Agreement;

         WHEREAS, the Guarantor and the Revolving Lenders wish to have this Pledge Agreement, dated as of December 16, 2002, be the controlling agreement with respect to the matters set forth herein, which shall supersede the Existing Pledge Agreement;

         WHEREAS, the Guarantor and the Revolving Lenders do not intend for this Pledge Agreement to be deemed to extinguish any existing obligations of the Guarantor;

         WHEREAS, as of the date hereof, the Guarantor and the Agent, as agent for the Revolving Lenders, are entering into the Second Amended and Restated Security Agreement (the "Security Agreement");

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

                                 I. DEFINITIONS

         Section 1.1 Definitions. For purposes hereof, the following definitions shall apply:

         "Collateral" means the Pledged Stock and the Stock Rights, including the proceeds of each.

         "Guarantor Event of Default" means an event described in Section 5.

         "Lien" means any security interest, mortgage, pledge, lien, encumbrance, title retention agreement, or lessor's interest, in, of or on any of the Collateral.

         "Obligations" means any and all existing and future indebtedness, obligations and liability of the Guarantor under the Guaranty Agreement, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all attorneys' fees incurred by the Agent or the Revolving Lenders in connection with the collection or enforcement thereof).

         "Permitted Encumbrance" means any and all encumbrances existing as of this date that are listed on Schedule B attached hereto.

         "Pledged Stock" means the Subsidiary Stock.

         "Section" means a numbered section of this Pledge Agreement, unless another document is specifically referenced.

         "Stock" means shares of stock in a corporation or other certificated equity interest.

         "Stock Rights" means any Stock, any dividend or other distribution and any other right or property, including any "securities entitlement," (as defined in Article 8 of the Uniform Commercial Code as adopted by the State of Nebraska, as amended from time to time), which the Guarantor shall now or hereafter receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of the Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which the Guarantor now has or hereafter acquires any right, in connection with the Pledged Stock.

         "Subsidiary Stock" shall mean the pledged Stock of the Guarantor's Subsidiaries as listed in Schedule A attached hereto, as amended from time to time, and all additional Stock issued to the Guarantor in connection with any Material Subsidiary; provided, however, that Subsidiary Stock shall not include any investment property or equity securities issued by any Subsidiary of the Guarantor that is organized under the laws of any jurisdiction other than the United States of America (or any state thereof) in excess of sixty-five percent (65%) of the total voting power of all equity securities of such Subsidiary.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                              II. SECURITY INTEREST

         Section 2.1 Grant of Security Interest. The Guarantor hereby grants to the Agent for the benefit of the Revolving Lenders a security interest in the Pledged Stock and all related Stock Rights to secure payment and performance of the Obligations, including, without limitation, payment of the Notes. All stock certificates representing the Pledged Stock shall be delivered to the Agent for the Revolving Lenders together with appropriate stock powers duly executed in blank.

                       III. REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties. The Guarantor represents and warrants to the Agent and the Revolving Lenders that each share of the Pledged Stock has been duly and validly issued, is fully paid and non-assessable and is owned by the Guarantor free and clear of any Lien, other than the security interest created by this Pledge Agreement, the Existing Pledge Agreement, the Security Agreement and Permitted Encumbrances

                                  IV. COVENANTS

         Section 4.1 Affirmative Covenants. From the date of this Pledge Agreement, and thereafter until this Pledge Agreement is terminated pursuant to
Section 7.15, the Guarantor shall:

                  (a) Delivery of Certain Items. Deliver to the Agent any stock certificate or instrument evidencing or constituting Collateral, including subsequent shares of Subsidiary Stock (including stock dividends) issued to the Guarantor.

                  (b) Taxes. Pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

                  (c) Financing Statements and Other Actions. Execute and deliver to the Agent all stock powers, financing statements and other documents and do such other things from time to time requested by the Agent or the Revolving Lenders in order to maintain a first perfected security interest in the Collateral in favor of the Agent for the Revolving Lenders and to effect a transfer of the Collateral, or any part thereof.

                  (d) Reports. Furnish to the Agent such reports relating to the Collateral as the Agent or Revolving Lenders may from time to time request.

         Section 4.2 Negative Covenants. From the date of this Pledge Agreement, and thereafter until this Pledge Agreement is terminated pursuant to
Section 7.15, the Guarantor shall not:

                  (a) Liens. Create, incur or suffer to exist, any Lien on the Collateral except the security interest created by this Pledge Agreement, the Existing Pledge Agreement, the Security Agreement and Permitted Encumbrances.

                  (b) Disposition of Collateral. Sell or otherwise dispose of all or any part of the Collateral, except as permitted in writing by the Requisite Revolving Lenders or as expressly permitted under Section
         4.2 of the Revolving Credit Agreement.

                  (c) Changes in Capital Structure of Issuers. (i) Permit or suffer any issuer of Pledged Stock to dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other entity (other than as permitted by Section 4.2 of the Revolving Credit Agreement), or (ii) vote any of the Pledged Stock in favor of any of the foregoing, except as otherwise permitted in writing by the Requisite Revolving Lenders; provided that the broker-dealer Subsidiaries of the Guarantor may consolidate if (x) the Guarantor provides the Agent with prior notice of the consolidation, (y) there are no Guarantor Events of Default and (z) all stock of the entity or entities remaining after consolidation of the broker-dealer Subsidiaries will have been delivered as collateral to the Agent.

                  (d) Issuance of Additional Stock. (i) Permit or suffer the issuer of any of the Pledged Stock to authorize or issue any additional Stock, any right to receive Stock or any right to receive earnings, unless the same shall be pledged to the Agent hereunder, or
         (ii) vote any of the Pledged Stock in favor of any of the foregoing, except as otherwise permitted in writing by the Requisite Revolving Lenders.

                            V. DEFAULTS AND REMEDIES

         Section 5.1 Events of Default. The occurrence of any one or more Events of Default under the Revolving Credit Agreement or the failure of the Guarantor to fulfill its Obligations under this Pledge Agreement, the Guaranty Agreement or the Security Agreement, if such failure continues beyond the applicable cure period, if any, shall constitute a Guarantor Event of Default hereunder.

         Section 5.2 Acceleration and Remedies. If any Guarantor Event of Default occurs and is continuing, and upon the expiration of any applicable cure period, if any, upon the election of the Requisite Revolving Lenders, the Obligations, including accrued interest, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent, or if the Agent refuses to act upon the direction of Requisite Revolving Lenders, the Revolving Lenders may (i) exercise all rights set forth in Sections 7.2, 7.3 and 7.4, and (ii) may exercise any or all of the rights and remedies provided (x) in this Pledge Agreement, (y) in the Nebraska Uniform Commercial Code (the "Nebraska UCC") and in the Delaware Uniform Commercial Code (the "Delaware UCC") to a secured party when a debtor is in default under a security agreement and (z) by any other applicable law. Upon the occurrence of a Guarantor Event of Default described in
Section 6.1(h)(1) or (2) of the Revolving Credit Agreement, acceleration under this Section 5.2 shall occur automatically without the election, declaration, notice or other act on the part of any of the Revolving Lenders.

                      VI. WAIVERS, AMENDMENTS AND REMEDIES

         Section 6.1 Waivers, Amendments and Remedies. No delay or omission of the Agent or Revolving Lenders to exercise any right or remedy granted under this Pledge Agreement shall impair such right or remedy or be construed to be a waiver of any Guarantor Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Pledge Agreement whatsoever shall be valid unless in writing signed by the Agent, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Pledge Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Revolving Lenders until the Obligations have been paid and performed in full.

                             VII. GENERAL PROVISIONS

         Section 7.1 Dividends. Unless a Guarantor Event of Default occurs and is continuing, any dividends payable in connection with the Pledged Stock may be payable to the Guarantor.

         Section 7.2 Special Collateral Account. Subject to the provisions of Section 7.1, all cash received by the Agent or the Revolving Lenders, if any, with respect to the Collateral shall be deposited in a special collateral account with the Agent for the Revolving Lenders and shall be held by the Agent as security for the Obligations. The Guarantor shall have no control whatsoever over said special collateral account. The Agent may, but is not required to, at any time and from time to time, in its sole discretion, apply any part of the credit balance in said special collateral account to the payment of the Obligations, in accordance with the Revolving Credit Agreement, whether or not the Obligations shall be then due.

         Section 7.3 Registration of Pledged Stock. At the option of the Agent, any registerable Collateral may at any time after the occurrence of a Guarantor Event of Default and upon the expiration of any applicable cure period, if any, be registered in the name of FNB-O or its nominee as agent for the Revolving Lenders.

         Section 7.4 Exercise of Rights in Pledged Stock. After a Guarantor Event of Default occurs and is continuing, and upon the expiration of any applicable cure period, if any, the Agent or its nominee as agent for the Revolving Lenders may at any time and from time to time, without notice, exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Stock and the Stock Rights as if it were the absolute owner thereof. At all other times, the Guarantor may exercise such rights.

         Section 7.5 Notice of Disposition of Pledged Stock. Notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be reasonable if sent to the Guarantor, addressed as set forth in Article VIII, at least ten (10) days prior to any such public sale or the time after which any such private sale or other disposition may be made.

         Section 7.6 Terms of Disposition. The Guarantor agrees that the private sale or other private disposition of Collateral consisting of securities shall be commercially reasonable notwithstanding the possibility that a substantially higher price might be realized if such sale or other disposition were public and deferred until after registration under the Securities Act of 1933, as amended, or compliance with any other applicable securities laws.

         Section 7.7 Possession of Collateral; Disclaimer. Beyond the exercise of reasonable care to assure the safe custody of the Collateral in the physical possession of the Agent pursuant hereto, neither the Agent nor the Revolving Lenders shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and the Agent and each Revolving Lender shall be relieved of all responsibility for the Collateral upon surrendering it to the Guarantor. No course of dealing between the Guarantor and the Agent or the Revolving Lenders, nor any failure to exercise nor any delay in exercising, on the part of the Agent or the Revolving Lenders, any right, power or privilege hereunder or with respect to the Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided and provided in all other agreements, instruments and documents delivered, or to be delivered, pursuant to or in connection with or to evidence any of the Obligations are cumulative and are in addition to, and not exclusive of, any rights and remedies of a secured party under the Nebraska UCC or the Delaware UCC. The provisions of this Pledge Agreement are severable and if any clause or provision thereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement or any jurisdiction.

         Section 7.8 Specific Performance of Certain Covenants. The Guarantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(a), 4.1(d) or 4.2 will cause irreparable injury to the Revolving Lenders, that the Revolving Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Revolving Lenders to seek and obtain specific performance of other obligations of the Guarantor contained in this Pledge Agreement, that the covenants of the Guarantor contained in the Sections referred to in this Section 7.8 shall be specifically enforceable against the Guarantor.

         Section 7.9 Definition of Certain Terms. Terms defined in the Nebraska UCC which are not otherwise defined in this Pledge Agreement are used in this Pledge Agreement as defined in the Nebraska UCC as in effect on the date hereof.

         Section 7.10 Benefit of Agreement. The terms and provisions of this Pledge Agreement shall be binding upon and inure to the benefit of the Guarantor, the Agent and the Revolving Lenders and their respective successors and assignees, except that the Guarantor shall not have the right to assign its rights nor delegate its duties under this Pledge Agreement, without the prior written consent of all the Revolving Lenders.

         Section 7.11 Survival of Representations. All representations and warranties of the Guarantor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

         Section 7.12 Taxes and Expenses. The Guarantor will upon demand pay to the Agent (i) any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of this Pledge Agreement, together with interest and penalties, if any, and (ii) all reasonable expenses, including the reasonable and documented fees and expenses of counsel for the Agent and the Revolving Lenders (which may be employees of the Agent or another Revolving Lender) and of any experts and agents that the Revolving Lenders may incur in connection with (a) the administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Stock, (c) the exercise or enforcement of any of the rights of the Revolving Lenders hereunder, or (d) the failure of the Guarantor to perform or observe any of the provisions hereof or the failure of the Borrower to perform or observe any of the provisions of the Revolving Credit Agreement.

         Section 7.13 Choice of Law. This Pledge Agreement shall be construed in accordance with the laws of the State of Nebraska.

         Section 7.14 Headings. The title of and section headings in this Pledge Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge Agreement.

         Section 7.15 Termination. This Pledge Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until the Guarantor has received written notice from the Revolving Lenders electing to terminate this

Pledge Agreement or the Revolving Credit Agreement is terminated and there are no Obligations outstanding (other than contingent obligations which, by their terms, survive termination of the Revolving Credit Agreement). Upon such termination, the Agent shall promptly return to the Guarantor all certificates and documents in its possession representing Collateral hereunder and execute and deliver to the Guarantor such releases and documents as the Guarantor shall reasonably request to evidence such termination.

         Section 7.16 Counterparts. This Pledge Agreement may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

                                  VIII. NOTICES

         Section 8.1 Sending Notices. Any notice required or permitted to be given under this Pledge Agreement may be, and shall be deemed, given and sent when deposited in the United States mail, postage prepaid, or by telegraph or telex when delivered to the appropriate office for transmission, charges prepaid, addressed:

         To the Guarantor:

                  AMERITRADE ONLINE HOLDINGS CORP.
                  4211 South 102nd Street
                  Omaha, Nebraska 68127
                  Attention: John R. MacDonald

         To the Agent and the Revolving Lenders:

                  FIRST NATIONAL BANK OF OMAHA
                  1620 Dodge Street
                  Omaha, Nebraska  68197-1050
                  Attention: James P. Bonham

                                   IX. WAIVERS

         Section 9.1 Waivers. By execution of this Pledge Agreement, the Guarantor intends that the Collateral shall be absolutely and unconditionally available to secure the prompt payment when due of all Obligations, irrespective of the unenforceability, illegality or invalidity of such obligations or the unenforceability, illegality, invalidity or insufficiency of any security therefor, together with all reasonable and documented costs, expenses and attorneys' fees incurred by the Revolving Lenders in connection with any Guarantor Event of Default.

         It shall not be necessary to procure the consent of the Guarantor or to give any notice in reference to: (i) any settlement, renewal, extension, modification, release, waiver, discharge or variation of terms of any of the obligations of the Guarantor, any other guarantor or any other interested person, by operation of law or otherwise; (ii) any impairment, release, collection or liquidation of any collateral for the Obligations; (iii) any acceptance of new or additional documents, instruments or agreements in satisfaction or substitution of the Obligations; (iv) any failure to file, record or register any security document, to preserve or protect the collateral obtained thereby, or to perfect the security interest therein; or (v) any other failure of the Agent or the Revolving Lenders to exercise or enforce any of their rights against the Guarantor.

         The Guarantor hereby expressly waives and dispenses with notice of acceptance of this Pledge Agreement, notices of non-payment, default, non-performance or protest, notice of the amount of indebtedness outstanding at any time, presentments, protests, demands, prosecution of collection, foreclosure and possessory remedies, all exemption and homestead laws, and all setoffs and counterclaims.

         If a claim is made upon the Agent or the Revolving Lenders for repayment or recovery of any amount(s) or other value received by the Agent or the Revolving Lenders, from any source, in payment of or on account of the Obligations and the Agent or the Revolving Lenders pay or otherwise become liable for such claim by reason of any judgment, decree or order or by reason of any compromise or settlement of such claim, this Pledge Agreement shall remain in full force and effect to the same extent as if such amount has never been received by the Agent or the Revolving Lenders, notwithstanding any termination hereof or the cancellation of any note or other agreement evidencing the Obligations.

         IN WITNESS WHEREOF, the Guarantor and the Agent have executed this Pledge Agreement as of the date first above written.



                                      AMERITRADE ONLINE HOLDINGS CORP.,
                                      formerly Ameritrade Holding Corporation



                                       By /s/ John R. MacDonald
                                         --------------------------------------
                                         Title EVP, CFO and Treasurer



                                      FIRST NATIONAL BANK OF OMAHA, as Agent
                                      for itself and the other Revolving Lenders



                                      By /s/ James P. Bonham
                                        ---------------------------------------
                                      Title Vice President

                                   SCHEDULE A

                                  PLEDGED STOCK

Owner                           Issuer                                 No. of Shares       Certificate No.(s)
-----                           ------                                 -------------       ------------------
World Securities, Inc.(1)       First National Brokerage Services,          5,000                   2
                                Inc.(2)

Ameritrade Holding              Advanced Clearing, Inc.(7)                  7,559                  20
Corporation

Ameritrade Holding              Ameritrade (Inc.)(8)                        6,000                   3
Corporation

Ameritrade Holding              The R. J. Forbes Group, Inc.(6)             1,250                  12
Corporation

Ameritrade Holding              K. Aufhauser & Company, Inc.(3)              25                     6
Corporation

American Holding                All American Brokers, Inc.(4)              100,000                  8
Corporation

Ameritrade Holding              OnMoney, Inc.(5)                            1,000                   2
Corporation

---------------
(1) World Securities, Inc. changed its name to TransTerra Co. on November 18, 1987. Trans Terra Co. merged with Ameritrade Holding Corporation on September 27, 1996 with Ameritrade Holding Corporation being the surviving entity.

(2) First National Brokerage Services, Inc. changed its name to Accutrade, Inc. on May 24, 1983.

(3) K. Aufthauser & Company, Inc. changed its name to Freetrade.com, Inc. on January 10, 2000.

(4) All American Brokers, Inc. changed its name to AmeriVest, Inc. on November 18, 1997.

(5) OnMoney, Inc. was merged with OnMoney Financial Services Corporation on May 24, 1997.

(6) The R.J. Forbes Group, Inc. changed its name to Ameritrade Institutional Services, Inc as of ___________, 2001.

(7) Advanced Clearing, Inc. changed its name to Ameritrade, Inc. as of _____________, 2002.

(8) Ameritrade (Inc.) changed its name to J.P. Securities, Inc. as of ____________, 2002.

Owner                           Issuer                                 No. of Shares       Certificate No.(s)
-----                           ------                                 -------------       ------------------
Ameritrade Holding              TradeCast, Inc.                             1,000                   1
Corporation

OnMoney Financial Services      Financial Passport, Inc.                    1,000                 00254
Corporation

Ameritrade Holding              Nebraska Hudson Company,
Corporation                     Inc.

Ameritrade Holding              Ten Bagger Incorporated
Corporation

Ameritrade Holding              Ameritrade Canada, Inc.
Corporation

Ameritrade Holding              Ameritrade Services
Corporation                     Company

Ameritrade Holding              Ameritrade IP Company
Corporation

Ameritrade Holding              Ameritrade Development
Corporation                     Company

Ameritrade Holding              Ameritrade International
Corporation                     Company, Inc.

                                   SCHEDULE B

                             PERMITTED ENCUMBRANCES

                                      NONE.